Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

October 7, 2014

Enerpulse Technologies and Green Bridge Technologies Join Forces

Albuquerque, N.M. – Enerpulse Technologies (OTCQX: ENPT) announced today that it has signed an exclusive Alternative Fuel Vehicle Distributor Agreement with Green Bridge Technologies LLC. Under the terms of the agreement, the exclusivity covers the mobile alternative fuel market, which includes CNG, LPG, LNG and E85 for a period of five years in the North America and Caribbean markets.

Lou Camilli, president of Enerpulse Technologies, says the company is excited about the opportunity to work with Green Bridge Technologies and their affiliates, a fleet solution provider throughout North America.

“Affiliate companies of Green Bridge Technologies are leading providers of propane, autogas and natural gas conversion systems and installations for vehicle fleets,” stated Camilli. “Green Bridge Technologies’ unparalleled expertise in alternative fueled engines and the vehicle fleet sector makes them an ideal partner to widely deploy Pulstar with PlasmaCore technology in this rapidly growing market segment.”

“Enerpulse’s Pulstar with PlasmaCore spark plugs has demonstrated fuel savings of up to six percent in which, if implemented fleet-wide in AltFuel applications, would result in over $200,000,000 in fuel savings annually. Additionally, Pulstar technology increases engine torque and reduces NOx emissions by up to 20 percent. We are anxious for our customers to experience these benefits,” says Dominik Perpetuini general manager for Green Bridge Technologies.

Green Bridge Technologies (GBT) partners have over 80 years global experience in alternative fuels and the fleet vehicle sector. GBT brings innovative technologies to dealers and fleets across North America that meet three critical criteria: practical and affordable, lead to significant cost savings and reduce emissions.

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004, the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. Enerpulse provides products to the automotive OEM market, along with the automotive/power sports aftermarket under the brand name Pulstar® with PlasmaCore and for natural gas fueled SI engines (NG, CNG, LNG, LPG, and Bio-Gas) for stationary and vehicular applications. The company has sold over one million Pulstar spark plugs into the automotive and power sports aftermarket.

For more information call 888-800-6700 or please visit www.enerpulse.com.

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About ENERPULSE (OTCQX: ENPT)

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004, the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, product performance, product development and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new products and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For further PR information, contact:

Gary McCoy, Public Relations Director

The Marx Group

847-622-7228

gmccoy@themarxgrp.com

For further IR information, contact:

Scott Gordon, President

CorProminence LLC

516-222-2560

scottg@corprominence.com

For further information about Green Bridge Technologies, contact:

Albert Venezio, CEO

248-573-4934

albert@gbtamerica.com

www.gbtamerica.com